SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: June 1, 2004 (Date of earliest event reported)

D E E R E & C O M P A N Y
(Exact name of registrant as specified in charter)

DELAWARE (State or other jurisdiction of incorporation)

1-4121 (Commission File Number)

36-2382580 (IRS Employer Identification No.)

One John Deere Place Moline, Illinois 61265 (Address of principal executive offices and zip code)

(309)765-8000 (Registrant's telephone number, including area code)

______________________________________________
(Former name or former address, if changed since last report.)

Item 9.	Regulation FD Disclosure

Deere & Company One John Deere Place Moline, IL 61265 USA Phone: 309-765-8000 www.deere.com
NEWS RELEASE For immediate release: May 27, 2004

For information, call: Ken Golden Manager, Public Relations Deere & Company 309-765-5678

Dr. Vance Coffman, Chairman and Chief Executive Officer, Lockheed Martin, to join Deere & Company Board of Directors

MOLINE, Illinois (May 27, 2004) - Deere & Company announced today its board of directors has elected Dr. Vance Coffman, chairman and chief executive officer of Lockheed Martin Corp., to board membership, effective August 15, 2004.

"Deere & Company is pleased that Dr. Coffman will be joining our board of directors. His depth of experience in corporate management and in science and technology brings valuable experience to our board as we continue building a business that serves the needs of our customers worldwide," said Robert W. Lane, chairman and chief executive officer, Deere & Company.

Dr. Coffman, 60, was elected to his current position at Lockheed Martin in April 1998, having served as CEO and vice chairman since August 1997.  Earlier this year, he announced his plans to retire as chief executive officer of Lockheed Martin, effective August 6, 2004. He will remain as chairman of the Lockheed Martin board until April 2005.

Dr. Coffman has served in a series of elected corporate leadership positions with Lockheed and its successor merged company Lockheed Martin during his 37-year career. His responsibilities have included: leading the development of several major space programs and large ground data processing systems, the Hubble Space Telescope, the MILSTAR satellite communications program, the Follow-on Early Warning System (now called Space Based Infrared System), and the corporation's work on Iridium.

In 2002, Dr. Coffman was named Chairman of the President's National Security Telecommunications Advisory Committee, and was selected to be Chairman of the Aerospace Industries Association for the year 2003.  He serves on the Board of Directors of 3M Company, Bristol-Myers Squibb, and the United Negro College Fund.  He is a member of the National Academy of Engineering (NAE) and the Security Affairs Support Association.

In 1989, he received Iowa State University's Professional Progress in Engineering Award and in 1999 the Distinguished Achievement Citation from Iowa State.  He has received an Honorary Doctor of Aerospace Engineering from Embry-Riddle University, and an Honorary Doctor of Laws from Pepperdine University's George L. Graziadio School of Business and Management.  He is a Fellow in both the American Institute of Aeronautics and Astronautics and in the American Astronautical Society.

Dr. Coffman was born in Kinross, Iowa. He earned a Bachelor of Science degree in Aerospace Engineering from Iowa State University in 1967 and Master and Doctoral degrees in Aeronautics and Astronautics from Stanford University in 1974.

Headquartered in Bethesda, Md., Lockheed Martin employs about 130,000 people worldwide and is principally engaged in the research, design, development, manufacture and integration of advanced technology systems, products and services. The corporation reported 2003 sales of $31.8 billion.

Deere & Company is the world's leading manufacturer of agricultural and forestry equipment; a leading supplier of equipment used in lawn, grounds and turf care; and a major manufacturer of construction equipment. John Deere also manufactures and markets engines used in heavy equipment and provides worldwide financial services.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

DEERE & COMPANY

	By:	/s/ JAMES H. BECHT James H. Becht Secretary

Dated: June 1, 2004